Exhibit 23.1

HYYH CPA. LLC

20 S Charles St Ste 403, Baltimore,

Maryland, MD 21201

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www.hyyhcpa.com

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-1) and related Prospectus of Zhibao Technology Inc. (the “Company”) for the registration of Class A ordinary shares, including Class A ordinary shares issuable upon exercise of outstanding warrants, and to the incorporation by reference therein of our reports (a) dated January 9, 2026, with respect to the consolidated balance sheets of the Company as of June 30, 2024 and 2025, the related consolidated statements of operations and comprehensive (loss) income, changes in shareholders’ equity and cash flows for each of the three years in the period ended June 30, 2025, and the related notes of the Company included in the Company’s Annual Report (Form 20-F) for the year ended June 30, 2025, and (b) dated July 2, 2025, with respect to the financial statements of Zhonglian Jinan Insurance Brokerage Co., Ltd. included in the Report on Form 6-K of the Company, filed on July 2, 2025.

/s/ HYYH CPA. LLC

HYYH CPA. LLC

Baltimore, Maryland

August 31, 2026